Exhibit 10.22

Equity Transfer Agreement of Xi'an Tongri Intelligent Industrial Technology Co., Ltd.

Transferor (Party A): WEILAI (SINGAPORE) PTE. LTD.

Transferee (Party B): TUNGRAY SINGAPORE PTE. LTD.

This agreement is entered into by Party A and Party B regarding the equity transfer of Xi'an Tongri Intelligent Industrial Technology Co., Ltd. on March 6, 2024, at the office of Party B.

Based on the principle of equality and mutual benefit, through friendly negotiation, the parties have reached the following agreement:

1.	According to the agreement between Party A and Party B dated January 9, 2024, Party A transfered 20% of the equity of Xi'an Tongri Intelligent Industrial Technology Co., Ltd. to Party B free of charge. Party A further hereby agrees to transfer 13% of the equity it holds in Xi'an Tongri Intelligent Industrial Technology Co., Ltd. to Party B free of charge, and Party B agrees to accept the aforementioned equity free of charge. After the completion of the above transfer, Party B will hold 33% of the equity of Xi'an Tongri Intelligent Industrial Technology Co., Ltd.

2.	Party A warrants that the company equity transferred to Party B is legally owned by Party A and has full disposition rights of such equity. Such equity has not been pledged, is not frozen by judicial authorities, and there are no equity disputes. Otherwise, all legal responsibilities arising therefrom shall be borne by Party A.

3.	After the equity transfer, the rights and obligations that Party A enjoys as a 33% shareholder in Xi'an Tongri Intelligent Industrial Technology Co., Ltd. will be transferred to Party B.

4.	Xi'an Tongri Intelligent Industrial Technology Co., Ltd. plans to change its registered capital to $10 million USD. Party B agrees to subscribe for 33% of the registered capital of Xi'an Tongri Intelligent Industrial Technology Co., Ltd., which equals to $3.3 million USD.

5.	This agreement shall take effect after being signed and sealed by Party A and Party B. This agreement constitutes the entire agreement of the parties hereto regarding the matters hereunder and supersedes all prior arrangements or agreements reached or existing between the parties regarding the matters hereof.

Party A Signature or Seal:	Party B Signature or Seal:

Signing Date: March 6, 2024